Exhibit 5.2

ARTHUR COX

31 January 2013

To:                             Board of Directors

Seagate Technology plc

38/39 Fitzwilliam Square

Dublin 2

Ireland

Re:                             Seagate Technology plc

Form S-3 Registration Statement

Dear Sirs,

1.                                      Basis of Opinion

1.1                               We are acting as Irish counsel to Seagate Technology plc, registered number 480010, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 38/39 Fitzwilliam Square, Dublin 2 (the “Company”), in connection with the Registration Statement on Form S-3 to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or around the date hereof (the “Registration Statement”). We refer in particular to the Company’s (i) ordinary shares with nominal value of US$0.00001 per share (the “Ordinary Shares”) and (ii) preferred shares with nominal value of US$0.00001 per share (the “Preferred Shares”, together with the Ordinary Shares, the “Shares”) and (iii) debt securities, depositary shares, purchase contracts, units and warrants, all as described in the Registration Statement (collectively, the “Other Securities”) that may be issued by the Company pursuant to the Registration Statement.

1.2                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.  In particular, we express no opinion on European Community law as it affects any jurisdiction (other than Ireland insofar as opined on herein).  We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Documents (as defined in paragraph 1.2) or the transactions contemplated hereby.

1.3                               This Opinion is also strictly confined to:

(a)                                 the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at paragraph 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares, other than the Documents.

1.4                               For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5                               For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 31 January 2013 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6                               This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

2.                                      Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland;

2.2                               when the Shares are allotted and issued pursuant to duly adopted resolutions of the board of directors of the Company (including resolutions duly adopted by the board approving powers of attorney appointing officers or senior executives of the Company as the lawful attorneys of the Company for the purposes of exercising the Company’s powers in respect of the allotment and issue of the Shares), the Shares shall be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares);

2.3                               the Company has the requisite corporate authority to issue each of the Other Securities; and

2.4                               with respect to the Other Securities, when the board of directors of the Company has taken all necessary corporate actions to approve the issuance thereof, the Other Securities will be duly authorised under Irish law and the memorandum and articles of association of the Company.

3.                                      Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1                               that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined and that the Registration Statement and amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;

3.2                               that a complete prospectus supplement will have been prepared and filed with the SEC describing the Shares offered thereby;

3.3                               that any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;

3.4                               that all securities issued and sold under the Registration Statement will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities laws, in the manner stated in the Registration Statement and the appropriate prospectus supplement;

3.5                               that a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;

3.6                               that the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law;

3.7                               that, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the articles of association of the Company and the Companies Acts 1963 to 2012 of Ireland (the “Companies Acts”), is in full force and effect;

3.8                               that the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the articles of association of the Company and the Companies Acts and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired;

3.9                               that the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the articles of association of the Company, the Companies Acts and the terms of issue of such securities;

3.10                        that, at the time of issue of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares;

3.11                        that any issue of Shares will be in compliance with the Companies Acts, the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.12                        that, as at the time of the issuance of the Shares, such issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.13                        that from the date of the shareholders’ and board resolutions set out in the schedule to this Opinion, no other corporate or other action has been taken by the Company to amend, alter or repeal those resolutions;

3.14                        that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland and that no offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland;

3.15                        that any power of attorney granted by the Company in respect of the allotment and issue of the Shares shall have been duly granted, approved and executed in accordance with the Company’s Articles of Association, the Companies Acts, the Powers of Attorney Act of 1996 of Ireland and all other applicable laws, rules and regulations;

Authenticity and bona fides

3.16                        the completeness and authenticity of all Documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and genuineness of all signatories, stamps and seals thereon;

3.17                        where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.18                        that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.19                        that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

3.20                        that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;

Accuracy of searches and warranties

3.21                        the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered.  It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company and, accordingly, it is assumed that the searches referred to in paragraph 1.5 above correctly reflect that (i) no receiver, liquidator or examiner or other similar officer has been appointed in relation to the Company or any of its assets or undertakings; (ii) no petition for the making or a winding-up order or the appointment of an examiner or any similar officer has been presented in relation to the Company; and (iii) no insolvency proceedings have been opened or been requested to be opened in relation to the Company; and (iv) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of section 214 of the Companies Act 1963 of Ireland and section 2 of the Companies (Amendment) Act 1990 of Ireland;

3.22                        the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

3.23                        that no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement, other than where the foregoing is required by Irish law;

Commercial Benefit

3.24                        that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.                                      Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC and any amendments thereto. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement.  In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.                                      No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.                                      A copy of the form of the Registration Statement on Form S-3 to be filed by the Company with the SEC.

2.                                      A copy of the minutes and resolutions of the board of directors of the Company dated 7 April 2011 approving the acquisition of certain assets and liabilities from Samsung Electronics Co., Ltd. (“Samsung”) and authorising the issuance of such number of ordinary shares of the Company, par value $0.00001 per share (the “Samsung Shares”), issuable in connection with payment of consideration to Samsung (the “7 April 2011 Board Resolutions”).

3.                                      A copy of the certificate of secretary of the Company dated 23 January 2013 in respect of minutes of a meeting of the board of directors of the Company held on 22 January 2013 regarding the approval and filing of the Registration Statement (the “Secretary’s January Certificate”).

4.                                      A copy of the shareholders’ resolution of the Company adopting the Memorandum and Articles of Association of the Company dated 1 July 2010 (the “Shareholders’ Resolution”).

5.                                      A copy of the Asset Purchase Agreement dated 19 April 2011 between Samsung, Seagate Technology International (“STI”) and the Company (the “APA”).

6.                                      A copy of the Shareholder Agreement dated 19 April 2011 between the Company and Samsung (the “Shareholder Agreement”).

7.                                      A certified copy extract of the register of members and allotments of the Company dated 19 December 2011 in respect of the Samsung Shares.

8.                                      A copy of the Independent Accountants’ Report to the Company for the purposes of section 30(1)(b) of the Companies Act 1983 and dated 18 December 2011 in respect of the Samsung Shares (the “Independent Accountants’ Report”).

9.                                      A copy of the Instrument constituting US$687,500,000 Guaranteed Loan Notes dated 18 December 2011 between STI, the Company and Samsung (the “Instrument”).

10.                               A copy of the Issue Notice dated 18 December 2011 from Samsung to STI and the Company (the “Issue Notice”).

11.                               A copy of the Promissory Note in the principal amount of US$687,500,000 issued by STI to the Company dated 18 December 2011 (the “Promissory Note”).

12.                               A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 1 July 2010.

13.                               A copy of the Certificate of Incorporation of the Company dated 22 January 2010.

14.                               A copy of the Certificate of Incorporation on Change of Name of the Company dated 22 February 2010.

15.                               A copy of a certificate of the secretary of the Company dated 31 January 2013 in respect of (i) the Company’s Certificate of Incorporation, Certificate of Incorporation on Change of Name, Memorandum and Articles of Association (including any and all amendments thereto); (ii) the Shareholders’ Resolution; (iii) the APA, the Shareholder Agreement, the Independent Accountants’ Report, the Instrument, the Issue Notice and the Promissory Note; and (iv) the 7 April 2011 Board Resolutions.

16.                               Letter of status from the Irish Companies Registration Office dated 31 January 2013.